UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 24, 2013

Westar Energy, Inc.

(Exact Name of Registrant as Specified in Charter)

Kansas	1-3523	48-0290150
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

818 South Kansas Avenue Topeka, Kansas	66612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (785) 575-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-11 under the Exchange Act (17 CFR 240.14a-11)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On September 24, 2013, Westar Energy, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and UBS Securities LLC, as representatives of the underwriters named therein (the “Underwriters”), J.P. Morgan Securities LLC, in its capacity as agent for an affiliate of JPMorgan Chase Bank, National Association, London Branch (the “JPM Forward Counterparty”) and Wells Fargo Securities, LLC, in its capacity as agent for Wells Fargo Bank, National Association (the “Wells Forward Counterparty”, and, together with the JPM Forward Counterparty, the “Forward Counterparties”), relating to the offer and sale of 8,000,000 shares of the Company’s common stock in the aggregate by the Forward Counterparties (or their affiliates) to the Underwriters in connection with the Forward Sale Agreements described below. The Company has granted to the Underwriters an option to purchase up to an additional 1,200,000 shares of common stock, solely to cover over-allotments. The Company may elect, in its sole discretion whenever such option is exercised, that the additional shares of common stock be sold by the Forward Counterparties (or their affiliates) to the Underwriters, in which case the Company will enter into additional forward sale agreements with the Forward Counterparties in respect of the number of shares, in the aggregate, that are subject to the exercise of the Underwriters’ over-allotment option. The Underwriters offered and sold such shares of common stock to the public at a price per share of $31.15 (the “Offering”). The Offering has been registered under the Securities Act of 1933, as amended, pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-187398). The closing of the Offering, which is subject to customary closing conditions, is expected to occur on September 30, 2013.

Forward Sale Agreements

In connection with the Offering, the Company also entered into confirmations dated September 24, 2013 (the “Forward Sale Agreements”) with each of the Forward Counterparties relating to an aggregate of 8,000,000 shares of the Company’s common stock. In connection with the execution of the Forward Sale Agreements, the Forward Counterparties (or affiliates thereof) are borrowing from third parties and selling in the Offering an aggregate of 8,000,000 shares of the Company’s common stock.

Under each Forward Sale Agreement, if the relevant Forward Counterparty (or its affiliate) determines, in its commercially reasonable judgment, that it is unable to borrow, or that it is unable to borrow at a cost not greater than a specified threshold, and deliver for sale on the anticipated closing date of the Offering any shares of the Company’s common stock, then the relevant Forward Sale Agreement will be terminated in its entirety. If a Forward Counterparty (or its affiliate) determines, in its commercially reasonable judgment, that it is unable to borrow, or that it is unable to borrow at a cost not greater than a specified threshold, and deliver for sale on the anticipated closing date of the Offering the full number of shares of the Company’s common stock to which its Forward Sale Agreement relates, then the number of shares of the Company’s common stock to which such Forward Sale Agreement relates will be reduced to the number of shares that such Forward Counterparty (or its affiliate) determines, in its commercially reasonable judgment, that it is able to borrow, or that it is able to borrow at or below such a cost, as the case may be, and deliver. In the event that the number of shares to which such Forward Sale Agreement relates is so reduced, the commitments of the Underwriters to purchase shares of the Company’s common stock from the relevant Forward Counterparty (or its affiliate) and the obligation of such Forward Counterparty (or its affiliate) to borrow such shares for delivery and sale to the Underwriters, as described above, will be replaced with the commitments of the Underwriters to purchase from the Company, and corresponding obligations of the Company to issue directly to the Underwriters, the number of shares not borrowed and delivered by such Forward Counterparty (or its affiliate). In such circumstances, the Company or the representatives of the Underwriters will have the right to postpone the closing date of the Offering for one business day to effect any necessary changes to the documents or arrangements.

The Company will receive an amount equal to the net proceeds from the offering and sale of the borrowed shares of its common stock sold in the Offering, subject to certain adjustments pursuant to the Forward Sale Agreements, from the Forward Counterparties upon full physical settlement of the Forward Sale Agreements. The Company will only receive such proceeds if it elects to fully physically settle the Forward Sale Agreements. The Forward Sale Agreements provide for settlement on a settlement date or dates to be specified at the Company’s discretion within approximately twenty-four months from the date of the Forward Sale Agreements. On a settlement date, if the Company decides to physically settle a Forward Sale Agreement, it will issue shares of the Company’s common stock to the relevant Forward Counterparty at the then-applicable forward sale price. The forward sale price will initially be $30.05975 per share (the “Forward Sale Price”), which is the public offering price of the Company’s shares of common stock in the Offering, less the underwriting discount. The Forward Sale Agreements provide that the initial Forward Sale Price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the federal funds rate less a spread and will be subject to decrease on certain dates specified in the Forward Sale Agreements by the amount of the per share quarterly dividends that the Company currently expects to declare during the terms of the Forward Sale Agreements.

The Forward Counterparty to each Forward Sale Agreement will have the right to accelerate such Forward Sale Agreement and require the Company to settle such Forward Sale Agreement on a date specified by such Forward Counterparty if (1) in its commercially reasonable judgment, it or its affiliate is unable to borrow, or unable to borrow at a cost not greater than a specified threshold, a number of shares of the Company’s common stock equal to the number of shares to be delivered by the Company upon physical settlement of such Forward Sale Agreement but only to the extent of such inability, (2) the Company declares any dividend or distribution on shares of the Company’s common stock that is payable in (a) cash (other than an extraordinary dividend) in excess of a specified amount, (b) securities of another company acquired or owned by the Company as a result of a spin-off or other similar transaction or (c) any other type of securities (other than the Company’s common stock), rights, warrants or other assets, (3) the Company’s board of directors votes to approve, or there is a public announcement of, any action that, if consummated, would result in certain mergers involving the Company or (4) certain other events of default or termination events occur, including, among other things, any material misrepresentation made in connection with the Company’s entry into such Forward Sale Agreement, the Company’s bankruptcy or insolvency, a change in law or the Company’s nationalization or the delisting of the Company’s common stock (each as more fully described in the Forward Sale Agreements).

Except under limited circumstances described below, the Company generally has the right to elect physical, cash or net share settlement of a Forward Sale Agreement. In the event that the Company elects to cash or net share settle, if the price of the Company’s common stock at which the relevant Forward Counterparty or its affiliate unwinds its hedge exceeds the Forward Sale Price at the time (subject to any scheduled decrease in the Forward Sale Price per share occurring during such unwind period), the Company will pay such Forward Counterparty under such Forward Sale Agreement an amount in cash (if the Company cash settles) equal to such difference, or deliver to such Forward Counterparty a number of shares of the Company’s common stock (if the Company net share settles) having a value equal to such difference, as the case may be. Conversely, if the Company elects to cash or net share settle and the price of the Company’s common stock at which the relevant Forward Counterparty or its affiliate unwinds its hedge is below the Forward Sale Price at the time, such Forward Counterparty or its affiliate under such Forward Sale Agreement will pay to the Company an amount in cash (if the Company cash settles) equal to such difference, or deliver to the Company a number of shares of the Company’s common stock (if the Company net share settles) having a value equal to such difference, as the case may be.

The descriptions of the Underwriting Agreement and the Forward Sale Agreements set forth above are summaries of the terms of such agreements and are qualified in their entirety by the terms of the Underwriting Agreement and the Forward Sale Agreements, which are filed hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated September 24, 2013, among J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and UBS Securities LLC, as representatives of the underwriters named therein, J.P. Morgan Securities LLC, in its capacity as agent for an affiliate of JPMorgan Chase Bank, National Association, London Branch, Wells Fargo Securities, LLC, in its capacity as agent for Wells Fargo Bank, National Association and Westar Energy, Inc.

5.1	Opinion of Larry D. Irick regarding the legality of the common stock

10.1	Confirmation of Forward Sale Transaction, dated September 24, 2013, between JPMorgan Chase Bank, National Association, London Branch and Westar Energy, Inc.

10.2	Confirmation of Forward Sale Transaction, dated September 24, 2013, between Wells Fargo Bank, National Association and Westar Energy, Inc.

23.1	Consent of Larry D. Irick (included in his opinion filed as Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2013

WESTAR ENERGY, INC.

By:	/s/ Larry D. Irick
	Name:	Larry D. Irick
	Title:	Vice President, General Counsel and Corporate Secretary

Index to Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated September 24, 2013, among J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and UBS Securities LLC, as representatives of the underwriters named therein, J.P. Morgan Securities LLC, in its capacity as agent for an affiliate of JPMorgan Chase Bank, National Association, London Branch, Wells Fargo Securities, LLC, in its capacity as agent for Wells Fargo Bank, National Association and Westar Energy, Inc.

5.1	Opinion of Larry D. Irick regarding the legality of the common stock

10.1	Confirmation of Forward Sale Transaction, dated September 24, 2013, between JPMorgan Chase Bank, National Association, London Branch and Westar Energy, Inc.

10.2	Confirmation of Forward Sale Transaction, dated September 24, 2013, between Wells Fargo Bank, National Association and Westar Energy, Inc.

23.1	Consent of Larry D. Irick (included in his opinion filed as Exhibit 5.1)